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                                                                    Exhibit 99.1


[DUKE ENERGY GAS TRANSMISSION COMPANY LOGO]    [CENTERPOINT ENERGY COMPANY LOGO]


Aug. 23, 2006                                    CenterPoint Energy
                                                 CONTACT: Leticia Lowe
                                                 Phone:  713-207-7702

                                                 DEGT
                                                 CONTACT: Gretchen Krueger
                                                 Phone:  713-627-4072


                  SOUTHEAST SUPPLY HEADER SIGNS ANCHOR SHIPPER

                CENTERPOINT ENERGY & DUKE ENERGY GAS TRANSMISSION
                          CONTINUE DEVELOPING PIPELINE

HOUSTON - Southeast Supply Header, LLC, has signed an agreement with Florida Power and Light Company (FPL) for firm transportation service on its proposed pipeline that will bring natural gas from east Texas and north Louisiana to growing U.S. markets.

The agreement subscribes approximately half of the planned 1 billion cubic feet per day capacity on the proposed Southeast Supply Header pipeline, which is expected to be in service in June 2008. The agreement is contingent upon a decision by the Florida Public Service Commission for FPL to recover the costs it will incur under the agreement. That approval is expected in the fall of this year.

During an open season held earlier this year, a number of other shippers expressed interest in the project. Southeast Supply Header, LLC, is continuing discussions with other interested shippers for the remaining capacity on the pipeline.

The Southeast Supply Header is a joint venture between subsidiaries of CenterPoint Energy, Inc. (NYSE: CNP) and Duke Energy Gas Transmission (DEGT). The 270-mile, 36-inch diameter pipeline will extend from the Perryville Hub in northeast Louisiana, which is owned by CenterPoint Energy's subsidiary, CenterPoint Energy

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Gas Transmission Company, to Gulfstream Natural Gas System, which is 50 percent owned by an affiliate of DEGT. Along the route, the Southeast Supply Header will access several major pipelines serving the eastern United States and have access to several storage facilities.

"We are pleased to have FPL anchoring the Southeast Supply Header," said Cy Zebot, chief commercial officer of CenterPoint Energy's pipelines group. "The level of FPL's commitment is essential to achieving the scale needed to support the capital investment required by such a project. We believe that FPL and its customers will benefit from the supply diversity and flexibility that this project will provide."

"This pipeline will help manage the growing appetite for natural gas in Florida by providing access to natural gas onshore production from Texas and Louisiana, by significantly increasing natural gas deliverability into both pipelines that serve a majority of Florida, and by enhancing supply security and reliability when weather events threaten production in the Gulf of Mexico," said Terry Morrison, vice president of FPL's Energy Marketing & Trading division.

"We are very pleased to have reached this agreement with FPL," said Guy Buckley, group vice president, DEGT. "The demand for natural gas continues to grow in the Southeast and FPL plays a critical role in serving this region. The Southeast Supply Header will ensure reliable access to growing supply regions through interconnects with major interstate natural gas pipelines and provide supply diversity for southeast and northeastern U.S. markets."

In June and July of 2006, Open Houses were held along the pipeline route to introduce the project to local communities and begin the collaborative work


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necessary to design a route that strikes a balance among affected landowners, the environment and construction requirements.

The pre-filing process with the Federal Energy Regulatory Commission (FERC) has been initiated, and an application is expected to be filed in November. Once the project is approved by FERC, construction is anticipated to begin in the November 2007 timeframe, with an expected in-service date of mid-2008.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, and pipeline and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. Assets total approximately $16 billion. Through subsidiaries, it owns and operates CenterPoint Energy Gas Transmission Company and CenterPoint Energy Mississippi River Transmission Corporation interstate gas pipelines. With about 9,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 130 years. For more information, visit the Web site at www.CenterPointEnergy.com.

Duke Energy Gas Transmission (DEGT) is a North American leader in the long-haul transportation and storage of natural gas. For more than a half-century, DEGT and its predecessor companies have developed the critically important pipelines and related energy infrastructure that connects natural gas supply sources to premium markets. Based in Houston, Texas, the company's assets include more than 17,500 miles of transmission pipeline and more than 250 billion cubic feet of storage capacity in the U.S. and Canada. DEGT also has natural gas gathering, processing and distribution assets and natural gas liquids operations that are among the largest in Canada. More information can be found at: http://www.degt.duke-energy.com.


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Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in the Americas. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: http://www.duke-energy.com.

Florida Power & Light Company is the principal subsidiary of FPL Group, Inc. (NYSE: FPL), nationally known as a high quality, efficient and customer-driven organization focused on energy-related products and services. With annual revenues of more than $11 billion and a growing presence in 26 states, FPL Group is widely recognized as one of the country's premier power companies. Florida Power & Light Company serves 4.4 million customer accounts in Florida. FPL Energy, LLC, FPL Group's competitive energy subsidiary is a leader in producing electricity from clean and renewable fuels. Additional information is available on the Internet at www.FPL.com, www.FPLGroup.com and www.FPLEnergy.com.

This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The statements in this news release regarding future events and other statements that are not historical facts are forward-looking statements. Although CenterPoint Energy and Duke Energy believe that their respective expectations of future events as set forth in this release are based on reasonable assumptions, neither CenterPoint Energy nor Duke Energy can give assurance that anticipated results will be achieved or that anticipated events will occur. Actual events and results may differ materially from those projected. Important factors that could cause actual results to differ materially from those in the forward-looking statements of CenterPoint Energy herein are discussed in CenterPoint Energy's and its subsidiaries Form 10-Ks for the

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period ended Dec. 31, 2005, and Form 10-Qs for the quarters ended March 31 and
June 30, 2006, and other filings with the Securities and Exchange Commission. Important factors that could cause actual results to differ materially from those in the forward-looking statements of Duke Energy herein are discussed in Duke Energy's Form 10-Q for the quarters ended March 31 and June 30, 2006, and other filings with the Securities and Exchange Commission.

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